                                                                    EXHIBIT 99.1

                                                         For Information
                                                         ---------------
                                                         Mark A. Hellerstein
                                                         Robert T. Hanley
                                                         303-861-8140

                ST. MARY REPORTS EARNINGS FOR SECOND QUARTER 2004

DENVER, August 3, 2004 - St. Mary Land & Exploration Company (NYSE: SM)
today announced its earnings for the second quarter 2004 of $21.8 million or
$0.69 per diluted share. Second quarter 2003 earnings were $24.3 million or
$0.71 per diluted share. Second quarter 2003 included other income of $3.6 million from proceeds of a litigation settlement. Per share results reflect a decline in basic weighted average shares outstanding from 31.5 million shares in the second quarter 2003 to 28.6 million shares in the second quarter 2004 resulting from the repurchase in early February 2004 of the 3.4 million shares issued to Flying J in January 2003, partially offset by shares issued from option exercises.

Revenues for the second quarter of 2004 were $102.5 million compared to $103.8 million for the second quarter of 2003. Second quarter discretionary cash flow(1) increased from $60.4 million in the second quarter of 2003 to $64.5 million in the second quarter of 2004. Net cash provided by operating activities increased from $48.5 million in the second quarter of 2003 to $59.9 million in the second quarter of 2004.

Earnings for the first six months of 2004 were $43.3 million or $1.34 per diluted share, compared to $57.1 million or $1.67 per diluted share for the first six months of 2003. Revenues for the first six months of 2004 were $199.1 million compared to $204.9 million for the same period in 2003. Discretionary cash flow for the first six months of 2004 increased from $117.2 million in the first six months of 2003 to $120.7 million. Net cash provided by operating activities increased from $90.8 million in the first six months of 2003 to $99.8 million in the first six months of 2004.

Daily oil and gas production during the second quarter 2004 averaged 198.2 million cubic feet of gas equivalent (MMCFE), down from 226.3 MMCFE in the comparable 2003 period. The second quarter 2003 included 357 MMCFE associated with the payout of the Parlange #4 well in the Judge Digby field. Average prices realized during the quarter were $5.39 per MCF and $30.78 per barrel, 12% and
18% higher, respectively, than the realized prices in the second quarter of
2003.

The Company also announced that it has increased its 2004 capital expenditures budget to $305 million from $288 million. The increase is allocated to the following regions:

                  Mid-Continent Region                        $14 million
                  ArkLaTex Region                               1 million
                  Hanging Woman Basin                           2 million
                                                              -----------
                  Total Increase                              $17 million

The changes to the capital expenditures budget reflect increases in the
Company's planned drilling activity in the Mid-Continent and ArkLaTex regions, and increases in expected drilling expenditures for the 108 planned wells in
2004 for the Hanging Woman Basin coalbed methane program. The Company has recently completed its internal estimates of net probable reserve potential for the Hanging Woman Basin program to be approximately 257 BCF. This estimate includes the Montana portion of the project, which is currently subject to environmental public interest group challenges.

Mark Hellerstein, Chairman, President and CEO, commented, "After enjoying outstanding results and a ramp up in production in 2003, we have been facing the challenge of replacing and growing production from a much larger base of reserves, together with depletion associated with some of the new flush production we saw peaking during the second quarter of 2003. Completion activity is gaining momentum in the second half of the year and we expect production will begin inclining once again in the fourth quarter."

The Company's current forecasts for the third quarter and the full year 2004 are shown below.

                                                3rd Quarter                 Year
                                                -----------                 ----
Oil and gas production                        17.0 - 18.0 BCFE         72.0 - 74.0 BCFE
Lease operating expenses,
   including production taxes and
   transportation                           $1.33 - $1.38/MCFE       $1.25 - $1.35/MCFE
General and administrative exp.             $0.25 - $0.29/MCFE       $0.25 - $0.29/MCFE
Depreciation, depletion & amort.        $1.20 - $1.28/MCFE       $1.15 - $1.25/MCFE

Operational updates for the second quarter 2004 were provided in the Company's
July 16, 2004 press release.

 As previously announced, the St. Mary third quarter earnings teleconference call is scheduled for August 5, 2004 at 8:00 am (MDT). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through
August 15 at 800-642-1687, conference number 8530133. International participants can dial 706-634-6088 to take part in the conference call, and can access a replay of the call at 706-645-9291, conference number 8530133. In addition the call will be broadcast live at St. Mary's website at www.stmaryland.com and this
                                                     ------------------
earnings press release and financial highlights attachment will be available before the call at www.stmaryland.com under "News--Press Releases." An audio
                   ------------------

recording of the conference call will be available at that site through August
31.

Also as previously announced, Mark Hellerstein is scheduled to appear on an interview by Bloomberg Television on August 4, 2004 beginning at 6:39 am (MDT).
The interview is expected to cover St. Mary's results for the second quarter of
2004 and its outlook for the future.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," "forecast" and
"expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause
St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, unexpected drilling conditions and results, the risks of various exploration strategies, production rates and reserve replacement, the imprecise nature of oil and gas reserve estimates, drilling and operating service availability, uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of economically attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors"
section of St. Mary's 2003 Annual Report on Form 10-K filed with the SEC.
Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

      (1)Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense, stock-based compensation expense, and changes in the net profits interest bonus plan liability, less the change in accounting principle and unrealized derivative gain. See the attached financial highlights for a reconciliation of discretionary cash flow to net cash provided by operating activities, a presentation of other cash flow information, and a statement indicating why management believes the presentation of the non-GAAP measure of discretionary cash flow provides useful information to investors.

                                    PR-04-10

                     ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS
                                  June 30, 2004
                                   (Unaudited)

PRODUCTION DATA
---------------                                      Three Months Ended                          Six Months Ended
                                                          June 30,              Percent              June 30,              Percent
                                               ----------------------------                ----------------------------
                                                   2004              2003       Change         2004              2003      Change
                                               ----------------------------                ----------------------------
Average realized price:
    Gas (per Mcf)                               $   5.39          $   4.82        12%       $   5.30         $    5.20        2%
    Oil (per Bbl)                               $  30.78          $  26.20        17%       $  29.50         $   27.32        8%

Production:
    Gas (MMcf)                                    11,070            13,614       -19%         22,682            25,318      -10%
    Oil (MBbls)                                    1,161             1,164         0%          2,302             2,205        4%
    MMCFE (6:1)                                   18,038            20,595       -12%         36,494            38,546       -5%

Daily production:
    Gas (Mcf per day)                            121,648           149,607       -19%        124,631           139,879      -11%
    Oil (Bbls per day)                            12,762            12,786         0%         12,648            12,181        4%
    MCFE per day (6:1)                           198,220           226,323       -12%        200,516           212,965       -6%

Margin analysis per MCFE:
    Net realized price                          $   5.29          $   4.67        13%       $   5.15         $    4.98        3%
    Oil and gas production costs                    1.20              1.13         6%           1.24              1.15        8%
    General and administrative costs                0.30              0.26        15%           0.30              0.28        7%
                                               ----------------------------                ----------------------------
        Operating margin                        $   3.79          $   3.28        16%       $   3.61         $    3.55        2%
                                               ----------------------------                ----------------------------
    Depletion, depreciation & amortization  $   1.15          $   1.05        10%       $   1.13         $    1.05        8%

INCOME STATEMENT
----------------
(In thousands, except per share amounts)             Three Months Ended                          Six Months Ended
                                                          June 30,                                   June 30,
                                               ----------------------------                ----------------------------
                                                  2004              2003                      2004              2003
                                               ----------------------------                ----------------------------
Operating revenues:
    Oil and gas production                      $ 95,447          $ 96,134                  $188,054         $ 191,822
    Marketed gas revenue                           3,724             3,333                     7,297             7,108
    Gain on sale of proved properties              1,581                86                     1,776               122
    Other                                          1,771             4,233                     1,958             5,856
                                               ----------------------------                ----------------------------
                                                 102,523           103,786                   199,085           204,908
                                               ----------------------------                ----------------------------
Operating expenses:
    Oil and gas production                        21,573            23,260                    45,116            44,390
    Depletion, depreciation, amortization
        and abandonment liability accretion       20,673            21,601                    41,299            40,486
    Exploration                                    6,569             6,276                    11,200            10,426
    Impairment of proved properties                  494                 -                       494                 -
    Abandonment and impairment of
        unproved properties                          966               784                     1,888             1,703
    General and administrative                     5,410             5,453                    10,987            10,826
    Change in net profits interest
        bonus plan liability                       4,325               924                     6,485             1,697
    Derivative loss                                1,721                82                       869                 -
    Marketed gas system operating expense          3,310             3,098                     6,721             6,457
    Other                                            897               299                     1,562               495
                                               ----------------------------                ----------------------------
                                                  65,938            61,777                   126,621           116,480
                                               ----------------------------                ----------------------------

Income from operations                            36,585            42,009                    72,464            88,428
    Interest income                                  242               344                       386               574
    Interest expense                              (1,565)           (2,367)                   (3,053)           (4,583)
                                               ----------------------------                ----------------------------
Income before income tax expense and
        accounting change                         35,262            39,986                    69,797            84,419
    Income tax expense - current                   7,520            10,536                    13,421            21,854
    Income tax expense - deferred                  5,906             5,133                    13,091            10,886
                                               ----------------------------                ----------------------------
Income before accounting change                   21,836            24,317                    43,285            51,679
    Cumulative effect from change in
        accounting principle                           -                 -                         -             5,435
                                               ----------------------------                ----------------------------
Net income                                      $ 21,836          $ 24,317                  $ 43,285         $  57,114
                                               ============================                ============================

Basic weighted average shares outstanding         28,584            31,482                    29,201            30,921
Diluted weighted average shares outstanding       33,062            35,798                    33,646            35,222

Basic earnings per common share:
    Income before accounting change             $   0.76          $   0.77                  $   1.48         $    1.67
    Cumulative effect of accounting change             -                 -                         -              0.18
                                               ----------------------------                ----------------------------
Basic net income per common share               $   0.76          $   0.77                  $   1.48         $    1.85
                                               ============================                ============================
Diluted earnings per common share:
    Income before accounting change             $   0.69          $   0.71                  $   1.34         $    1.52
    Cumulative effect of accounting change             -                 -                         -              0.15
                                               ----------------------------                ----------------------------
Diluted net income per common share             $   0.69          $   0.71                  $   1.34         $    1.67
                                               ============================                ============================

                     ST. MARY LAND & EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS
                                  June 30, 2004
                                   (Unaudited)

BALANCE SHEET
-------------
(In thousands)                                       June 30,          Dec 31,
                                                       2004             2003
                                                   ----------------------------
    Working capital                                $  13,579         $   3,101
    Long-term debt                                 $  99,743         $ 110,696
    Stockholders' equity                           $ 426,983         $ 390,653

    Shares outstanding - permanent equity             28,671            28,242
    Shares outstanding - temporary equity                  -             3,381
    Note receivable from Flying J (contra-equity)  $       -         $  71,594

PROVEN RESERVES
---------------
                                                            December 31,
                                                   ----------------------------
                                                      2003              2002
                                                   ----------------------------
    Oil (MBbls)                                       47,787            36,119
    Gas (MMcf)                                       307,024           274,172
                                                   ----------        ----------
    MMCFE (6:1)                                      593,744           490,887
                                                   ==========        ==========

CASH FLOW
---------
(In thousands)

Reconciliation of Discretionary Cash Flow to Net Cash
Provided by Operating Activities:
                                                     Three Months Ended                          Six Months Ended
                                                          June 30,                                   June 30,
                                               ----------------------------                ----------------------------
                                                   2004              2003                      2004              2003
                                               ----------------------------                ----------------------------
Discretionary Cash Flow (1)                     $ 64,520          $ 60,350                  $120,712         $ 117,203

Gain on sale of property sales                    (1,581)              (86)                   (1,776)             (122)
Exploration exp, excluding
        exploratory dry hole exp                  (4,304)           (5,938)                   (9,964)           (9,643)
Other                                             (3,749)           (1,071)                   (2,588)             (818)
Changes in working capital                         5,015            (4,745)                   (6,565)          (15,856)
                                               ----------        ----------                ----------       -----------
Net Cash Provided by Operating Activities       $ 59,901          $ 48,510                  $ 99,819         $  90,764
                                               ==========        ==========                ==========       ===========
Net Cash Used in Investing Activities           $(20,818)         $(26,565)                 $(62,290)        $(120,619)
                                               ==========        ==========                ==========       ===========
Net Cash Provided by (Used in)
        Financing Activities                    $ 20,242          $(28,389)                 $ 24,775         $  29,547
                                               ==========        ==========                ==========       ===========

 (1)Discretionary cash flow is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes, exploration expense, stock-based compensation expense, and changes in the net profits interest bonus plan liability less the change in accounting principle and unrealized derivative loss. The non-GAAP measure of discretionary cash flow is presented since management believes that it provides useful additional information to investors for analysis of St. Mary's ability to internally generate funds for exploration, development and acquisitions. In addition, discretionary cash flow is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow or liquidity measures prepared under GAAP. Since discretionary cash flow excludes some, but not all, items that affect net income and net cash provided by operating activities and may vary among companies, the discretionary cash flow amounts presented may not be comparable to similarly titled measures of other companies.